SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2001

wwbroadcast.net INC.

(Exact name of Registrant as specified in its charter)

WYOMING	333-41516	98-0226032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.

SUITE 2200, 885 WEST GEORGIA STREET

VANCOUVER, B.C. V6C 3E8 CANADA

(Address of principal executive offices) (Zip code)

(604) 689-7313

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

On July 31, 2001, the Board of Directors of the Company decided to cease operating its streaming media internet business. The Company had worked to maximize business efficiencies and eliminate as many operating expenses as was prudent to minimize costs and to provide more time to examine all options with respect to its streaming media business. In the end, however, the result of these efforts was insufficient as no party was prepared to provide capital for the Company's current business model and there were no signs of a turn-around in the streaming-media industry. Consequently, the Company has made the decision to cease operating its streaming media internet business. The Company will focus its efforts on evaluating new opportunities to enhance shareholder value.

NEW OFFICER AND DIRECTOR APPOINTED

Concurrent with the closing of our internet operations, the Company has named current Director David De Witt as President, and current Corporate Secretary, Marcel de Groot CA, as a Director. Kirk Exner has resigned from his positions of President, Chief Executive Officer and Director. The Board of Directors would like to thank Kirk Exner for his tenure with the Company and his efforts to develop the business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

wwbroadcast.net INC.

(Registrant)

Date: August 9, 2001 By: /s/ Marcel de Groot

Marcel de Groot

Corporate Secretary and Director

EXHIBIT INDEX

Exhibit #	Description
99.1	Press Release dated July 24, 2001